EXHIBIT 99.1

Vitran Completes Milan Express LTL Acquisition

TORONTO and MILAN, Tenn., Feb. 22, 2011 (GLOBE NEWSWIRE) -- Vitran Corporation Inc. (Nasdaq:VTNC) (TSX:VTN), a North American LTL transportation and supply chain firm, today announced that it has closed its purchase of the assets of Milan Express' LTL division ("Milan"), a regional less-than-truckload (LTL) freight carrier with operations in the Central and Southern U.S. The transaction, which was previously disclosed in a January 14, 2011 news announcement, adds 16 terminals in the new markets of Alabama, Georgia, Mississippi, North Carolina and South Carolina.  Furthermore, Vitran will operate two more facilities to expand its pre-existing footprint in Chattanooga and Jackson Tennessee.

For the year ended December 31, 2010, Milan had revenues of $70.0 million through its 11 state region. Vitran purchased all the rolling stock and other equipment of Milan. Vitran expects an accretive impact on its FY 2011 diluted earnings as a result of the acquisition.

"We are extremely pleased to welcome both Milan's employees and customers to the Vitran family. We are delighted to introduce the states of Alabama, Georgia, Mississippi, North Carolina and South Carolina as new territory within Vitran's North American LTL freight network. This important acquisition expands our reach as we continue to press forward with our goal of complete LTL coverage throughout both Canada and the United States. As with our other acquisitions, we will begin systematically cross-selling our premium regional, inter-regional and cross-border services to our combined customers in the near future. We look forward to maintaining the Ross family commitment to the region," stated Vitran President and Chief Executive Officer Rick Gaetz.

About Vitran Corporation Inc.

Vitran Corporation Inc. is a North American group of transportation companies offering less-than-truckload and supply chain services. To find out more about Vitran Corporation Inc. (Nasdaq:VTNC) (TSX:VTN), visit the website at www.vitran.com.

The Vitran Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7302

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws.  Forward-looking statements may be generally identifiable by use of the words "believe", "anticipate", "intend", "estimate", "expect", "project", "may", "plans", "continue", "will", "focus",  "should", "endeavor" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on current expectations and are naturally subject to uncertainty and changes in circumstances that may cause actual results to differ materially from those expressed or implied by such forward-looking statements.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Vitran's actual results, performance or achievements to differ materially from those projected in the forward-looking statements. Factors that may cause such differences include, but are not limited to, technological change, increases in fuel costs, regulatory changes, the general health of the economy, seasonal fluctuations, unanticipated changes in railroad capacities, exposure to credit risks, changes in labour relations and competitive factors. More detailed information about these and other factors is included in the annual MD&A on Form 10K under the heading "General Risks and Uncertainties." Many of these factors are beyond the Company's control; therefore, future events may vary substantially from what the Company currently foresees. You should not place undue reliance on such forward-looking statements. Vitran Corporation Inc. does not assume the obligation to revise or update these forward-looking statements after the date of this document or to revise them to reflect the occurrence of future unanticipated events, except as may be required under applicable securities laws.

CONTACT: Richard Gaetz, President/CEO
         Sean Washchuk, VP Finance/CFO
         Vitran Corporation Inc.
         416/596-7664